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DAVIDSON & COMPANY          Chartered Accountants             A Partnership of
                                                     Incorporated Professionals
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                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




We consent to the use in this Registration Statement of Solara Ventures Inc. on Form SB2 of our report dated July 10, 2001 appearing in this Registration Statement of Solara Ventures Inc. for the year ended February 28, 2001.







                                                           "DAVIDSON & COMPANY"


Vancouver, Canada                                         Chartered Accountants

October 15, 2001




                          A Member of SC INTERNATIONAL

   1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
           Canada, V7Y 1G6 Telephone (604) 687-0947 Fax (604) 687-6172